SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2007

Petroleum Development Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	0-7246	95-2636730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 Genesis Boulevard, Bridgeport, WV    26330
(Address of Principal Executive Offices)

304-842-3597
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of August 9, 2007, Petroleum Development Corporation (the "Company") entered into an amendment ("Amendment") to its Credit Facility with JPMorgan Chase Bank, N.A. and BNP Paribas, dated as of November 4, 2005 (Credit Facility"), to modify the working capital covenant thereby waiving the covenant until the earlier of (i) a debt or equity transaction resulting in net proceeds to the Company of at least $200 million or (ii) July 1, 2008.  The Amendment increased the ABR by 0.375% as long as the waiver of the Company's non-compliance with the working capital covenant is in effect.  In addition, a third lender, Wachovia Bank, N.A., was added to the credit line and the Company's aggregate commitment was increased from $150 million to $200 million.

The above descriptions are qualified entirely by reference the copy of the Amendment to the Credit Facility, which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
First Amendment to Amended and Restated Credit Agreement, dated as of August 9, 2007, by and among the Company, certain of its subsidiaries, JPMorgan Chase Bank, N.A., BNP Paribas and Wachovia Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	August 15, 2007

By:	/s/ Richard W. McCullough
Richard W. McCullough
Chief Financial Officer